Exhibit 10.12
FOURTH AMENDMENT TO THE
TRUIST FINANCIAL CORPORATION NON-QUALIFIED DEFINED BENEFIT PLAN
(January 1, 2012 Restatement)

WHEREAS, the Truist Financial Corporation Non-Qualified Defined Benefit Plan (the “Plan”), which was established as of January 1, 1988, and which was originally known as the Branch Banking and Trust Company Supplemental Executive Retirement Plan, and also previously known as the BB&T Non- Qualified Defined Benefit Plan is currently maintained by Truist Financial Corporation (“Truist”) under a January 1, 2012 restated plan document; and

WHEREAS, as of February 7, 2019, BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) entered into an Agreement and Plan of Merger whereby BB&T and SunTrust merged (the “Merger”); and

WHEREAS, Truist has the authority to amend the Plan by action of its Board of Directors (the “Board”) pursuant to Article XIII thereof; and

WHEREAS, the Plan was previously amended by the Third Amendment to the January 1, 2012 restatement to change the Plan name to the Truist Financial Corporation Non-Qualified Defined Benefit Plan, and to make other changes related to the Merger; and

WHEREAS, the Board desires to amend the Plan to (i) revise certain cross-references, and (ii) clarify certain administrative duties and responsibilities thereunder.

NOW, THEREFORE, effective as of the closing date of the Merger, the Plan is hereby amended in the manner hereinafter set forth:

1.Section 1.2 of the Plan is hereby amended to replace the term “BB&T Pension Plan” with the term “Truist Financial Corporation Pension Plan” where it occurs therein.

2.Section 2.1(11) of the Plan is hereby amended to replace the term “BB&T Corporation Disability Plan” with the term “Truist Financial Corporation Disability Plan” where it occurs therein.

3.Section 2.1(12) of the Plan is hereby amended to replace the term “BB&T Target Pension Plan” with the term “Truist Financial Corporation Target Pension Plan” where it occurs therein.

4.Section 2.1(18) of the Plan is hereby amended and restated so as to read in its entirety as follows:

The term “Non-Qualified Deferrals” shall mean any elective deferrals made by a Participant under the Truist Financial Corporation Non-Qualified Defined Contribution Plan.

5.Section 2.1(26) is hereby amended and restated so as to read in its entirety as follows:

The term “Qualified Pension Plan” shall mean the Truist Financial Corporation Pension Plan.

6.Article IX of the Plan is hereby amended to replace the term “BB&T Corporation Non-Qualified Deferred Compensation Trust” with the term “Truist Financial Corporation Non-Qualified Defined Benefit Trust” where it occurs therein.

7.Article X of the Plan is hereby amended and restated so as to read in its entirety as follows:

ARTICLE X ALLOCATION OF RESPONSIBILITIES
The persons responsible for the Plan and the duties and responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the Plan, shall be as follows:

10.1Board.

(i)To amend the Plan (other than the Appendices);

(ii)To appoint and remove members of the Committee;

(iii)To terminate the Plan; and

(iv)To take any actions required to comply with federal and state securities laws (except to the extent that the Committee or a committee or subcommittee established pursuant to Section 8.2 is authorized to do so).

10.2Compensation Committee.

(i)To determine the Employees eligible to participate in the Plan.

(ii)In carrying out its duties and responsibilities, the provisions of Sections 8.2, 8.3, 8.4, 8.5, 8.10, 8.11, 8.12, and 8.13 shall apply equally to the Compensation Committee.

10.3Executive Manager.

(i)To amend the Plan to the extent provided in Article XIII.

10.4Committee.

(i)To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Article XV relating to the claims procedure;

(ii)To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

(iii)To determine the Plan benefits of Participants;

(iv)To direct the Employer in the payment of benefits; and

(v)To the extent necessary or advisable, to amend, or maintain, as the case may be, the Appendices attached hereto.

10.5Plan Administrator.

(i)To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time;

(ii)To provide for disclosure of Plan provisions and other information relating to the Plan to Participants and other interested parties; and

(iii)To administer the claims procedure to the extent provided in Article XV.

8.Section 13.1 of the Plan is hereby amended and restated so as to read in its entirety as follows:

13.1 Generally. The Board may amend or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce any Participant's Plan benefits as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Plan benefits without the Participant's prior written consent to such amendment. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Notwithstanding the foregoing and subject to the same limitations set forth above regarding the amount and payment of a Participant’s benefits and compliance with Section 409A, an officer who is an Executive Manager of the Company shall have the authority to amend the Plan to (i) provide for the merger or consolidation of another non-qualified defined benefit plan into the Plan, and in connection therewith, to set forth any special provisions that may apply to the participants in such other plan, and (ii) to make any other amendment provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold as determined by the Company’s Chief Financial Officer (or officer with similar authority) as of the time of such amendment. Upon termination of the Plan, distribution of the Plan benefits of a Participant shall be made to the Participant or his Beneficiary, if applicable, in the manner and at the time described in Article IV, V or VI of the Plan, as the case may be, and in accordance with Section 409A. No additional benefits shall accrue following termination of the Plan.

IN WITNESS WHEREOF, this Fourth Amendment to the Truist Financial Corporation Non-Qualified Defined Benefit Plan (January 1, 2012 Restatement) is executed on behalf of the Board as of the 7th day of
December, 2019.

TRUIST FINANCIAL CORPORATION

By: /s/ Ellen M. Fitzsimmons

Title: Chief Legal Officer